EXHIBIT 3 PERDIGAO S.A.
                                 PUBLIC COMPANY

             CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIOD ENDED
                            MARCH 31, 2003 AND 2002
       in thousands of Brazilian Reais, in accordance with Corporate Law

                                  BALANCE SHEET
                                                      2003        2002

    ASSETS                                       2,757,406      2,307,004
      CURRENT ASSETS                             1,621,471        963,935
      NONCURRENT ASSETS                            131,339        357,877
      PERMANENT                                  1,004,596        985,192
         Investments                                   458            434
         Property, Plant and Equipment             930,195        912,640
         Deferred Charges                           73,943         72,118
                                                                   72,118

    LIABILITIES AND SHAREHOLDERS' INVESTMENT     2,757,406      2,307,004
      CURRENT LIABILITIES                        1,435,748        840,752
      LONG TERM LIABILITIES                        652,723        780,704
      SHAREHOLDERS' INVESTMENT                     668,935        685,548
         Capital Stock Restated                    490,000        415,433
         Reserves                                  191,919        257,375
         Retained Earnings (or losses)             (12,984)        12,740

                                INCOME STATEMENT

                                                      2003           2002

    GROSS SALES                                    979,732        714,130
        Domestic Sales                             599,176        465,570
        Exports                                    380,556        248,560
    Sales Returns                                 (129,871)       (92,180)
    NET SALES                                      849,861        621,950
    Cost of Sales                                 (662,157)      (447,327)
    GROSS PROFIT                                   187,704        174,623
    Operating Expenses                            (175,177)      (124,469)
    OPERATING INCOME BEF. FINANCIAL EXPENSES        12,527         50,154
    Financial Expenses, net                        (19,260)       (23,002)
    Other Operating Results                         (1,750)          (128)
    INCOME FROM OPERATIONS                          (8,483)        27,024
    Nonoperating Income                             (1,050)          (867)
    INCOME BEFORE TAXES                             (9,533)        26,157
    Income Tax and Social Contribution               2,828         (6,614)
    Employees / Management Profit Sharing                -         (1,403)
    NET INCOME                                      (6,705)        18,140
    EBITDA                                          35,485         69,410